Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	1043 E. Morehead Street, Suite 201 Charlotte, North Carolina 28204	27-4107242
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Park Sterling Bank 2006 Employee Stock Option Plan
Park Sterling Bank 2006 Stock Option Plan for Directors
Park Sterling Bank 2010 Employee Stock Option Plan
Park Sterling Bank 2010 Stock Option Plan for Directors
Park Sterling Corporation 2010 Long-Term Incentive Plan
(Full title of the plan)

James C. Cherry
Chief Executive Officer
Park Sterling Corporation
1043 E. Morehead Street, Suite 201
Charlotte, North Carolina 28204
(Name and address of agent for service)

(704) 716-2134
(Telephone number, including area code, of agent for service)

Copies to:
Anne T. Kelly
McGuireWoods LLP
201 North Tryon Street
Charlotte, North Carolina 28202

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of securities to be		offering price per	Proposed maximum	Amount of
registered	Amount to be registered (1)	share (2)	aggregate offering price (2)	registration fee (2)
Common Stock, $1.00 par value	3,340,032 shares	$5.54	$18,503,778	$2,149

(1)	The 3,340,032 shares of Common Stock registered hereunder are allocated to each of the Plans as follows: (i) Park Sterling Bank 2006 Employee Stock Option Plan — 460,361 shares; (ii) Park Sterling Bank 2006 Stock Option Plan for Directors — 343,291 shares; (iii) Park Sterling Bank 2010 Employee Stock Option Plan — 1,350,195 shares; (iv) Park Sterling Bank 2010 Stock Option Plan for Directors — 169,785 shares; and (v) Park Sterling Corporation 2010 Long-Term Incentive Plan — 1,016,400 shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split or any other similar transaction.

(2)	Determined on the basis of the average of the high and low prices of the Common Stock reported on The NASDAQ Global Market on January 31, 2011 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4.Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS
EX-4.3
EX-4.4
EX-5.1
EX-23.2
EX-24.1
EX-24.2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) or filed by Park Sterling Bank (the “Bank”), with respect to which the Registrant is the successor issuer, with the Federal Deposit Insurance Corporation (the “FDIC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:
     (a) The Bank’s Registration Statement on Form 10, dated April 23, 2010, as amended by Amendment No. 1 on Form 10/A, dated July 20, 2010;
     (b) The Bank’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010;
     (c) The Bank’s Current Reports on Form 8-K filed August 18, 2010, October 26, 2010, November 15, 2010, and November 24, 2010 (in each case, other than information that is furnished but that is deemed not to have been filed);
     (d) The Registrant’s Current Reports on Form 8-K filed January 3, 2011, January 13, 2011, and January 18, 2011 (in each case, other than information that is furnished but that is deemed not to have been filed); and
     (e) The description of the Registrant’s Common Stock that is contained in the Registrant’s Current Report on Form 8-K filed January 13, 2011, or any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     The Registrant will provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be addressed to: Park Sterling Corporation, 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204. Telephone requests may be directed to 704.716.2134.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the disinterested members of the board of directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.
     Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.
     Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.
     In accordance with the NCBCA, Article 11 of the Registrant’s Articles of Incorporation (the “Articles”) provides for indemnification to the fullest extent permitted by the NCBCA of all persons the Registrant has the power to indemnify under the NCBCA. Such indemnification is not exclusive of rights to indemnification under any Bylaw, shareholder or disinterested directors vote or otherwise. In addition, the Registrant’s Bylaws provide that the Registrant shall, under certain circumstances, indemnify its directors, officers, employees or agents for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys’ fees), in any proceeding arising out of their status or activities as directors, officers, employees or agents of the Registrant, or as a director, officer, employee or agent of another corporation if serving at the request of the Registrant, if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, except that any indemnification in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. The above standard of conduct is determined by the disinterested members of the Board of Directors or a committee thereof, or special legal counsel or the shareholders. The Registrant’s Bylaws further provide that the Registrant will indemnify a director, officer, employee or agent of the Registrant for reasonable expenses incurred by such person in connection with a proceeding to which such person is a party because he or she serves in such capacity, if such person is successful, on the merits or otherwise, in such proceeding. Pursuant to the Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise. In addition, the Registrant’s Articles prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA.
     The foregoing is only a general summary of certain aspects of the NCBCA and the Registrant’s Bylaws and Articles dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the NCBCA, Article 11 of the Registrant’s Articles and Article IX of the Registrant’s Bylaws.

Item 7. Exemption from Registration Claimed.
     Not applicable
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Park Sterling Bank 2006 Employee Stock Option Plan, incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

4.2	Park Sterling Bank 2006 Stock Option Plan for Directors, incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

4.3	Park Sterling Bank 2010 Employee Stock Option Plan

4.4	Park Sterling Bank 2010 Stock Option Plan for Directors

4.5	Park Sterling Corporation 2010 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Dixon Hughes PLLC

24.1	Power of Attorney

24.2	Certified Resolutions of the Registrant’s Board of Directors
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 2nd day of February, 2011.

PARK STERLING CORPORATION
By:	/s/ JAMES C. CHERRY
James C. Cherry
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. CHERRY James C. Cherry	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2011

/s/ DAVID L. GAINES David L. Gaines	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2011

/s/ STEPHEN A. ARNALL Stephen A. Arnall	Executive Vice President and Treasurer (Principal Accounting Officer)	February 2, 2011

Leslie M. Baker, Jr.	Chairman of the Board	February , 2011

* Walter C. Ayers	Director	February 2, 2011

* Larry C. Carroll	Director	February 2, 2011

* Thomas B. Henson	Director	February 2, 2011

* Jeffrey S. Kane	Director	February 2, 2011

*By:	/s/ DAVID L. GAINES	February 2, 2011
David L. Gaines
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Park Sterling Bank 2006 Employee Stock Option Plan, incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

4.2	Park Sterling Bank 2006 Stock Option Plan for Directors, incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

4.3	Park Sterling Bank 2010 Employee Stock Option Plan

4.4	Park Sterling Bank 2010 Stock Option Plan for Directors

4.5	Park Sterling Corporation 2010 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed January 13, 2011 (File No. 01-35032)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of Dixon Hughes PLLC

24.1	Power of Attorney

24.2	Certified Resolutions of the Registrant’s Board of Directors